Exhibit 23.1 Auditors Consent

                               DURLAND & COMPANY
                          Certified Public Accountants
                              232A Royal Palm Way
                              Palm Beach, FL 33480
                          (561) 822-9995 o Fax 822-9942

Purezza Group, Inc.
Fairfield, NJ

                          INDEPENDENT AUDITORS' CONSENT

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Purezza Group,
Inc. on Form SB-2 Amendment No. 5 of our report dated March 3, 2003 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected
Financial Data" and "Experts" in such Prospectus.

                                               /s/Durland & Company, CPAs, P.A.
                                                  Durland & Company, CPAs, P.A.
Palm Beach, Florida
04 March 2003